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                                                                 Exhibit (3) (4)


                                                           Effective May 4, 1993


                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                             THE GORMAN-RUPP COMPANY
                                  (AS AMENDED)
                        ---------------------------------


                  ARTICLE I: The name of the Company shall be The Gorman-Rupp Company.

                  ARTICLE II: The place in the State of Ohio where the principal office of the Company is to be located is the City of Mansfield, Richland County.

                  ARTICLE III: The purposes for which, and for any of which, the Company is formed is to buy, sell and generally deal in, in every manner, and to develop, manufacture, repair, treat and finish in every manner, materials, articles or products of every kind and description, to provide services of all kinds, and to do all things necessary or incidental to any of the foregoing, including owning, holding and dealing, in every manner, in all real and personal property necessary or incidental to the foregoing purposes.

                  The Company reserves the right at any time and from time to time to substantially change its purposes in any manner now or hereafter permitted by statute. Any change of the purposes of the Company authorized or approved by the holders of shares entitled to exercise the proportion of the voting power of the Company now or hereafter required by statute for such authorization or approval shall be binding and conclusive upon every shareholder of the Company as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

                  ARTICLE IV: The number of shares which the Company is authorized to have outstanding is 14,000,000 Common Shares, without par value.

                  Each Common Share shall be equal to every other Common Share. The holders of Common Shares shall be entitled to one vote for each share upon all matters presented to the shareholders.

                  ARTICLE V: No holders of any class of shares of the Company shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Company.

                  ARTICLE VI: The Company may from time to time, pursuant to authorization by its Directors and without action by the shareholders, purchase or otherwise acquire shares of the Company of any class or series upon such terms and in such amounts as the Directors shall determine, to the extent permitted by law; subject, however, to such limitation or restriction, if


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any, as may be imposed by the terms of any class or series of shares or other securities of the Company outstanding at the time of the purchase or acquisition in question.

                  ARTICLE VII: Any and every statute of the State of Ohio hereafter enacted whereby the rights, powers and privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Company and shall be binding not only upon the Company but upon every shareholder of the Company to the same extent as if such statute had been in force on the date of filing these Amended Articles of Incorporation of the Company in the office of the Secretary of State of Ohio.

                  ARTICLE VIII: These Amended Articles of Incorporation supersede and take the place of the heretofore existing Articles of Incorporation of the Company and all amendments thereto.

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                                                                 Exhibit (3) (4)


                                                        Effective April 16, 1998


                                   REGULATIONS

                                       OF

                             THE GORMAN-RUPP COMPANY


                                    ARTICLE I

SHAREHOLDERS' MEETINGS

         SECTION 1.  ANNUAL MEETINGS.

                  The annual meeting of the Company shall be held at such time as is set forth in the notice of the meeting, on the fourth Thursday in April of each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the election of Directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

         SECTION 2.  SPECIAL MEETINGS.

                  Special meetings of shareholders may be called by the Chairman of the Board or the President or a Vice President, or by the Directors by action at a meeting or by a majority of the Directors acting without a meeting, or by the person or persons who hold of record not less than twenty-five percent of all shares outstanding and entitled to be voted on any proposal to be submitted at such meeting.

                  Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than sixty days after the receipt of such request, as such officer shall fix. If such notice shall not be given within twenty days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.



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         SECTION 3.  PLACE OF MEETINGS.

                  Any meeting of shareholders may be held either at the principal office of the Company or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

         SECTION 4.  NOTICE OF MEETINGS.

                  Not more than sixty days nor less than ten days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear upon the records of the Company, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         SECTION 5.  SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE.

                  If a record date shall not be fixed and the books of the Company shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

         SECTION 6.  INSPECTORS OF ELECTION - LIST OF SHAREHOLDERS.

                  Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with statute.

                  At any meeting of shareholders, a list of shareholders, alphabetically arranged, showing their respective addresses and the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any shareholder.

         SECTION 7.  QUORUM.

                  Subject to the provisions of the Amended Articles of Incorporation, to constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than fifty percent of the voting power of the Company in respect of any one of the purposes for which the meeting is called.

                  The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time.



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         SECTION 8.  VOTING.

                  In all cases, except where otherwise by statute or the Articles or the Regulations provided, a majority of the votes cast shall control.

                  Cumulative voting in the election of Directors shall be permitted as provided by statute.

         SECTION 9.  REPORTS TO SHAREHOLDERS.

                  At the annual meeting, or the meeting to be held in lieu thereof, the officers of the Company shall lay before the shareholders a financial statement as required by statute.

         SECTION 10.  ACTION WITHOUT A MEETING.

                  Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Company.


                                   ARTICLE II

DIRECTORS

         SECTION 1.  ELECTION, NUMBER AND TERM OF OFFICE.

                  The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office, or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

                  The number of Directors, which shall not be less than three, may be fixed or changed at a meeting called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.



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         SECTION 2.  MEETINGS.

                  Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

                  Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Company, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at least forty-eight hours, prior to the time of the meeting.

         SECTION 3.  QUORUM.

                  A majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

         SECTION 4.  ACTION WITHOUT A MEETING.

                  Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Company.

         SECTION 5.  COMMITTEES.

                  The Directors my from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

                  In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Company, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.



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                  Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.


                                   ARTICLE III

OFFICERS

         SECTION 1.  OFFICERS.

                  The Company may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Treasurer. The Company may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

         SECTION 2.  AUTHORITY AND DUTIES OF OFFICERS.

                  The officers of the Company shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

         SECTION 3.  COMPENSATION.

                  The Directors shall fix the compensation of the Chairman of the Board and of the President and shall fix or authorize one or more officers or Directors to fix the compensation of any or all other officers. The Directors may authorize compensation to any Director and to any member of any committee for attendance at meetings and for any special services.


                                   ARTICLE IV

INDEMNIFICATION AND INSURANCE

         SECTION 1.  INDEMNIFICATION.

                  (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the


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Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Ohio; provided, however, that the Company shall indemnify any such agent (as opposed to any Director, officer or employee) of the Company to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

                  (b) The indemnification authorized by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification hereunder or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Company to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         SECTION 2.  LIABILITY INSURANCE.

                  The Company may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the Company would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.


                                    ARTICLE V

MISCELLANEOUS

         SECTION 1.  TRANSFER AND REGISTRATION OF CERTIFICATES.

                  The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.



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         SECTION 2.  SUBSTITUTED CERTIFICATES.

                  Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Company and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

         SECTION 3.  VOTING UPON SHARES HELD BY THE COMPANY.

                  Unless otherwise ordered by the Directors, the President, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Company to vote, act and consent with respect to any shares issued by other corporations which the Company may own.

         SECTION 4.  CORPORATE SEAL.

                  The seal of the Company shall be circular in form with the name of the Company stamped around the margin and the words "Corporate Seal" stamped across the center.

         SECTION 5.  ARTICLES TO GOVERN.

                  In case any provision of these Regulations shall be inconsistent with the Articles, the Articles shall govern.

         SECTION 6.  AMENDMENTS.

                  These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.